                                   EXHIBIT 4.5

                       THIRD AMENDMENT TO CREDIT AGREEMENT
                               AND LIMITED CONSENT


     THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND LIMITED CONSENT (this "THIRD AMENDMENT") is dated as of March 6, 2001 and entered into by and among GOSS GRAPHIC SYSTEMS, INC., a corporation organized under the laws of the State of Delaware ("COMPANY") and whose registered office is at 700 Oakmont Lane, Westmont, Illinois 60559, GOSS GRAPHIC SYSTEMS LIMITED (Company Number 3212468), a company organized under the laws of England ("GOSS UK") and whose registered office is at Greenbank Street, Preston, Lancashire PR1 7LA, GOSS SYSTEMES GRAPHIQUES NANTES, S.A., a SOCIETE ANONYME organized under the laws of the Republic of France ("GOSS FRANCE") and whose registered office is at 20, rue de Koufra, 44300 Nantes, GOSS GRAPHIC SYSTEMS JAPAN CORPORATION, a corporation organized under the laws of Japan ("GOSS JAPAN"; and together with Company, Goss UK and Goss France, the "BORROWERS") and whose registered office is at Mitsuya Toranomon Building, 22-14 Toranomon 1-Chome, Minato-Ku, Tokyo 105, THE FINANCIAL INSTITUTIONS ACTING AS LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, THE FINANCIAL INSTITUTIONS ACTING AS INDEMNIFYING LENDERS AND LISTED ON THE SIGNATURE PAGES HEREOF, BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, "ADMINISTRATIVE AGENT") and whose registered office is at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, and LEHMAN BROTHERS, as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT") and whose registered office is at 3 World Financial Center, New York, New York 10285, and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Second Amended and Restated Multicurrency Credit Agreement dated as of November 19, 1999, by and among Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Documentation Agent as amended by that certain First Amendment to Credit Agreement and Limited Consent, dated as of December 3, 1999, by and among the Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Documentation Agent and that certain Second Amendment to Credit Agreement and Limited Consent, dated as of August 30, 2000, by and among the Borrowers, Lenders, Indemnifying Lenders, Administrative Agent and Documentation Agent (such Second Amended and Restated Multicurrency Credit Agreement, as so amended, the "CREDIT AGREEMENT"). Initially capitalized terms used herein without definition are defined in the Credit Agreement.

                                    RECITALS

     WHEREAS, Borrowers have requested that the Credit Agreement be amended to, among other things, add certain payments made by Borrowers pursuant to the operating lease for its corporate headquarters to Consolidated Adjusted EBITDA and to extend the Over Line Commitment Termination Date; and

     WHEREAS, Borrowers have requested that the Lenders and the Indemnifying Lenders waive certain provisions relating to the application of net proceeds from asset sales contained in the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is amended as follows:


     1.1 The definition of "CONSOLIDATED ADJUSTED EBITDA" in Section 1.1 is amended by adding the following as a new clause (vii) after the phrase "(vi) other non-cash items reducing Consolidated Net Income": " and (vii) all payments made by Borrowers to the lessor pursuant to the Operating Lease for Borrower's corporate headquarters located at 700 Oakmont Lane, Westmont, Illinois."

     1.2 The definition of "OVER-LINE COMMITMENT TERMINATION DATE" in Section
1.1 is amended by deleting the reference to "May 31, 2001" and replacing it with "September 30, 2001."

     1.3 Subsection (y) of the first proviso to the first sentence of Section 10.1B(i) is amended by (a) deleting the words "Term Loan Commitment" and replacing them with the words "UK Term Loan Commitment, Domestic Term Loan Commitment," and (b) deleting the words "Term Loans" and replacing them with the words "UK Term Loans, Domestic Term Loans."

2. LIMITED WAIVER. The Lenders and the Existing Lenders hereby waive the provisions of subsection 2.4.B(iii)(a) of the Credit Agreement for the limited purpose of permitting the Borrowers to retain Net Asset Sale Proceeds up to a maximum of $4.5 million relating to the sale of the Redding, Pennsylvania Facility until September 30, 2001. After such date, the Borrowers shall apply such Net Asset Sale Proceeds in accordance with the provisions of 2.4.B(iii)(a) of the Credit Agreement.

3. CONDITIONS TO EFFECTIVENESS. Section 1 of this Third Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "THIRD AMENDMENT EFFECTIVE DATE"):

     3.1 BORROWER DOCUMENTS. On or before the Third Amendment Effective Date, each Borrower shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Third Amendment Effective
Date:

          3.1.1 Signature and incumbency certificates of their respective officers executing this Third Amendment;

          3.1.2 Six executed copies of this Third Amendment; and

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          3.1.3 One F.A. Form 47 Endorsement for each of the title policies issued by Title Company with respect to the Mortgaged Property.

     3.2 EXECUTION OF THIRD AMENDMENT BY REQUISITE LENDERS. On or before the Third Amendment Effective Date, (i) Requisite Class Lenders and (ii) 100% of the Tranche A Over-Line Lenders shall have executed and delivered copies of this Third Amendment to Administrative Agent.

     3.3 PAYMENT OF FEES. On or before the Third Amendment Effective Date, the Borrowers shall have paid:

          3.3.1 fees payable to each Lender who submits a signed counterpart to this Third Amendment to Agent on or before 5:00 p.m. EDT on March 2, 2001, as follows:

          3.3.1.1 an amendment fee consisting of 0.1% of each such Lender's Commitment (but excluding such Lender's Tranche A Over-Line Commitment); and

          3.3.1.2 a Tranche A Over-Line fee consisting of 1.75% of each such Lender's Tranche A Over-Line Commitment.

     3.4 OTHER PROCEEDINGS. On or before the Third Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

4. BORROWERS' REPRESENTATIONS AND WARRANTIES. In order to induce Lenders to enter into this Third Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

     4.1 CORPORATE POWER AND AUTHORITY. Each Borrower has all requisite corporate power and authority to enter into this Third Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Third Amendment (the "AMENDED AGREEMENT").

     4.2 AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Third Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Borrower.

     4.3 NO CONFLICT. The execution and delivery by each Borrower of this Third Amendment and the performance by each Borrower of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Borrower or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of such Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on such Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Borrower or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Borrower or any of its Subsidiaries.

     4.4 GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower of this Third Amendment and the performance by such Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     4.5 BINDING OBLIGATION. This Third Amendment and the Amended Agreement have been duly executed and delivered by each Borrower and are the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

5. ACKNOWLEDGEMENT AND CONSENT. Company is a party to certain Guaranties and each Borrower is a party to certain Collateral Account Agreements, Security Agreements and Mortgages pursuant to which such Borrower has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations. New Holdings is a party to certain Guaranties and certain Security Agreements pursuant to which New Holdings has guarantied the Obligations and created Liens in favor of Administrative Agent on certain Collateral to secure its obligations under the Guaranties. Each Borrower and New Holdings are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and all such Guaranties and Collateral Documents referred to above are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

     5.1 Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Third Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Third Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of the Borrowers now or hereafter existing under or in respect of the Credit Agreement.

     5.2 Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Third Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     5.3 Each Credit Support Party (other than the Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Third Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Third Amendment and (ii) nothing in the Credit Agreement, this Third Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


6. MISCELLANEOUS

     6.1 REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.


          6.1.1 On and after the Third Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended.

          6.1.2 Except as specifically amended by this Third Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          6.1.3 The execution, delivery and performance of this Third Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     6.2 FEES AND EXPENSES. Each Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Third Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

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     6.3 HEADINGS. Section and subsection headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose or be given any substantive effect.

     6.4 APPLICABLE LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     6.5 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                     [signatures begin on next page]


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


     IN WITNESS WHEREOF, each of the undersigned have hereunto caused this Third Amendment to be duly executed and delivered in the capacities set forth on
SCHEDULE 2.1 to the Credit Agreement by their respective officers thereunto duly authorized as of the date first written above.


                                     GOSS GRAPHIC SYSTEMS, INC.,
                                     as a Borrower


                                     By: ______________________
                                     Title: ___________________


                                     GOSS GRAPHIC SYSTEMS LIMITED,
                                     as a Borrower


                                     By: ______________________
                                     Title: ___________________


                                     GOSS SYSTEMES GRAPHIQUES NANTES S.A.,
                                     as a Borrower


                                     By: ______________________
                                     Title: ___________________


                                     GOSS GRAPHIC SYSTEMS JAPAN CORPORATION,
                                     as a Borrower


                                     By: ______________________
                                     Title: ___________________


                                     GOSS HOLDINGS, INC.,
                                     as a Credit Support Party


                                     By: ______________________
                                     Title: ___________________

                                     LENDERS:

                                     BANKERS TRUST COMPANY,
                                     as Administrative Agent and as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     THE BANK OF NOVA SCOTIA,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     BANK ONE,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     BARCLAYS BANK, PLC,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     BEAR, STEARNS & CO. INC.,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     CHASE SECURITIES INC., as agent for The
                                     Chase Manhattan Bank, as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     CREDIT AGRICOLE INDOSUEZ,

                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     DEUTSCHE FINANCIAL SERVICES CORPORATION, as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     D. K. ACQUISITION PARTNERS,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     DLJ CAPITAL FUNDING, INC.,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     THE FUJI BANK, LIMITED,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     LEHMAN COMMERCIAL PAPER INC.,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     NATIONAL WESTMINSTER BANK PLC,
                                     as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     TRI-LINKS INVESTMENT TRUST
                                     (NOMURA), by Wilmington Trust
                                     Company Owner Trustee, as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------

                                     STONEHILL INSTITUTIONAL PARTNERS,
                                     L.P., as a Lender


                                     By:
                                     ------------------------------------------
                                     Title:
                                     ------------------------------------------